UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2024

STORE Capital LLC

(Exact name of registrant as specified in its charter)

Delaware	001-36739	88-4051712
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8377 East Hartford Drive, Suite 100

Scottsdale, AZ 85255

(Address of Principal Executive Offices, Including Zip Code)

(480) 256-1100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02(c)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 10, 2024, STORE Capital LLC (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Ashley A. Dembowski, which provides that Ms. Dembowski will serve as Executive Vice President — Chief Financial Officer of the Company for an initial term until February 3, 2026, with automatic one-year renewal terms unless either party provides notice of non-renewal to the other party not less than 90 days before the termination of the then existing term. Ms. Dembowski will continue to serve as both the principal financial officer and principal accounting officer of the Company.

Pursuant to the Employment Agreement, Ms. Dembowski (i) will be paid an annual base salary, (ii) will be eligible to receive an annual cash incentive bonus based on the achievement of certain performance metrics over each fiscal year, and (iii) will receive a grant under a long-term incentive plan (“LTIP”) based on the achievement of certain performance metrics over a three-year period performance period. The initial annual base salary, initial target bonus amount (the “Target Bonus Amount”), and initial target LTIP grant for Ms. Dembowski are as set forth in the table below:

Name	Initial Annual Base Salary	Initial Target Bonus Amount as a % of Base Salary	Initial Target LTIP Grant as a % of Base Salary
Ashley A. Dembowski	$350,000	75%	200%

In addition, the Employment Agreement provides that, if Ms. Dembowski’s employment is terminated by the Company without “cause” or by the officer for “good reason” (each as defined in the Employment Agreement), Ms. Dembowski will be entitled to receive certain severance benefits in addition to accrued obligations (as defined in the Employment Agreement), including (i) an amount equal to a multiple of her base salary in effect on the date of termination, (ii) an amount equal to her Target Bonus Amount, (iii) 12 months of COBRA continuation coverage at the rate she would have paid under the Company’s group health benefit plans and (iv) a prorated LTIP payment based on the board of directors’ determination of actual performance for the entire performance period. The Employment Agreement contains customary restrictive covenants, including confidentiality, non-competition and non-solicitation provisions, that apply during the term of employment with the Company and for 12 months thereafter.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Employment Agreement, a copy of which will be timely filed as an exhibit to an upcoming periodic report in accordance with applicable rules and regulations of the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STORE Capital LLC

Dated: December 12, 2024

	By:	/s/ Chad A. Freed
Chad A. Freed
Executive Vice President – General Counsel